Exhibit 99.5

INTELSAT (BERMUDA), LTD.

OFFER FOR ALL OUTSTANDING

$2,805,000,000 11 1/4% SENIOR NOTES DUE FEBRUARY 4, 2017

IN EXCHANGE FOR

REGISTERED

$2,805,000,000 11 1/4% SENIOR NOTES DUE FEBRUARY 4, 2017

AND

$2,149,991,000 11 1/2%/12 1/2% SENIOR PIK ELECTION NOTES DUE FEBRUARY 4, 2017

IN EXCHANGE FOR

REGISTERED

$2,149,991,000 11 1/2%/12 1/2% SENIOR PIK ELECTION NOTES DUE FEBRUARY 4, 2017

To Our Clients:

We are enclosing herewith (i) a Prospectus dated                     , 2009 of Intelsat (Bermuda), Ltd. (the “Company”) and Intelsat, Ltd. (“Intelsat” or, the ”Guarantor”), (ii) a related Letter of Transmittal (which together with the Prospectus constitutes the “Exchange Offer”) relating to the offer by the Company and the Guarantor to exchange up to $2,805,000,000 aggregate principal amount of their 11 1/4% Senior Notes due 2017 (the “2017 Notes”), which have been registered under the Securities Act, for up to $2,805,000,000 aggregate principal amount of their outstanding 11 1/4% Senior Notes due 2017 (the “Original 2017 Notes”), and to exchange up to $2,149,991,000 aggregate principal amount of their 11 1/2%/12 1/2% Senior PIK Election Notes (the “2017 PIK Notes” and, together with the 2017 Notes, the “New Notes”), which have been registered under the Securities Act, for up to $2,149,991,000 aggregate principal amount of their outstanding 11 1/2%/12 1/2% Senior PIK Election Notes (the “Original 2017 PIK Notes” and, together with the Original 2017 Notes, the “Original Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer and (iii) an Instruction to Registered Holder from Beneficial Owner (the “Instruction Letter”).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2009 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

We are the holder of record of Original Notes for your account. A tender of such Original Notes can be made only by us as the record holder pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make on your behalf the representations and warranties contained in the Letter of Transmittal. In this regard, please complete the enclosed Instruction Letter and return it to us as soon as practicable.

Pursuant to the Letter of Transmittal, each holder of Original Notes (a “Holder”) will represent to the Company and the Guarantor that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Brown & Wood LLP no-action letter (available February 7, 1997), the Shearman & Sterling no-action letter (available July 2, 1993), the K-III Communications Corporation no-action letter (available May 14, 1993), the Morgan Stanley & Co., Incorporated no-action letter (available June 5, 1991) or the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission and (v) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an “affiliate” of the Company or the Guarantor, as defined under Rule 405 under the Securities Act or, if an affiliate, such person will comply with the registration and prospectus delivery requirements of the Securities Act and will provide information to be included in a shelf registration statement in order to have its New Notes included in such shelf registration statement. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.